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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-76949 of Dycom Industries, Inc. on Form S-3 of our reports dated March 8, 1999 and March 10, 1999 of Ervin Cable Construction, Inc. and Apex Digital TV, Inc., respectively, for the year ended December 31, 1998 appearing in the Form 8-K of Dycom Industries, Inc. dated April 15, 1999.


     We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ York, Neel & Co.-Owensboro, LLP

York, Neel & Co.-Owensboro, LLP
Owensboro, Kentucky
April 28, 1999